UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50857	94-3251865
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)
3839 Spinnaker Court, Fremont, CA 94538-6437
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
     On February 13, 2007, the Compensation Committee of the Board of Directors of Volterra Semiconductor Corporation (the “Company”) established the terms of the management bonus plan for 2007. The bonus plan is based on both objective and individual performance targets for performance-based bonuses payable to the executive officers of the Company for services to be performed in 2007. These bonuses are designed to attract, motivate and retain the Company’s executive officers and are based on business and individual performance and the discretion of the Company’s Board of Directors or the Compensation Committee. Under the plan, bonuses may range from 0% (if minimum operating results are not achieved) to a maximum of 150% (if financial results exceeds objectives) of the target bonus amount. The target bonus for the executive officers is based on a percentage of base salary. The target bonus for the Company’s chief executive officer is based solely on the Company’s financial performance. The target bonuses for all other executive officers of the Company are weighted so that two-thirds of the target bonus is based on the Company’s financial performance and one-third is based on individual performance criteria as established by the Company’s chief executive officer. The foregoing descriptions are subject to, and qualified in their entirety by, the Company’s management bonus plan for 2007, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 5.02 by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibit is furnished with this document:

Exhibit
Number	Description of Exhibit
10.1	2007 Management Bonus Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation
Date: February 15, 2007	By:	/s/ Greg Hildebrand
Greg Hildebrand
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	2007 Management Bonus Plan